Exhibit 10.2

AMENDMENT NO. 7 TO

CONVERTIBLE REDEEMABLE PROMISSORY NOTE

DATED JANUARY 31, 2018

This AMENDMENT NO. 7 TO CONVERTIBLE REDEEMABLE PROMISSORY NOTE dated JANUARY 31, 2018 in the principal amount of US$519,833 (this “Amendment”) is made and entered into as of April 4, 2022, by and between J3E2A2Z LP (the “Holder”), and Know Labs, Inc., a Nevada corporation f/k/a Visualant, Incorporated (the “Company”).

WHEREAS, the Company is a party to that certain Convertible Redeemable Promissory Note dated January 31, 2018 (the “Debenture”) payable to Holder (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Debenture);

WHEREAS, the Promissory Note currently had a Maturity Date of March 31, 2022; and

WHEREAS, the Holder and the Company wish to amend the Promissory Note to extend the Maturity Date and increase the interest rate;

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

1.         Amendment of Maturity Date. The Maturity Date of the Debenture is hereby amended to September 30, 2022.

2.         Interest Rate. The interest rate remains 6%.

3.         No Other Changes. Except as specifically set forth in this Amendment, the terms of the Debenture remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Company:

KNOW LABS, INC.

/s/ Phillip A. Bosua

By: Phillip A. Bosua

Its: Chief Executive Officer

Holder:

/s/ Ronald P. Erickson

Ronald P. Erickson, Manager

J3E2A2Z LP